Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-92512, No. 333-18555, No. 333-85655, No. 333-61794 and No. 333-116346) of Susquehanna Bancshares, Inc. of our report dated February 29, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

February 29, 2008